UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2008
(Date of Report/Date of earliest event reported)

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2008, Southern Copper Corporation (the “Company”) announced that it had appointed Mr. Jose de los Heros Ugarte as its Vice President, Commercial.  Mr. de los Heros Ugarte replaces Mr. Mario Vinageras.

Mr. Jose de los Heros Ugarte has held various commercial positions with the Company since 1983.  Mr. de los Heros Ugarte received a B.A. degree from St. Mary University and also attended a program of executive management and international relations.  Mr. de los Heros Ugarte will head operations at the Peruvian, Mexican and U.S. units.

Mr. Mario Vinageras has served as the Company’s Vice President, Commercial since April 25, 2002.  This change is due to internal organizational adjustments within the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Copper Corporation
(Registrant)

	By:	/s/ Armando Ortega Gomez
Vice President, Legal, General Counsel, and Secretary

Date: November 21, 2008